                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/


Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                           United Cities Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        Jonathan A. Koff (312) 845-2978
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[UNITED CITIES GAS COMPANY LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------
          The Annual Meeting of Shareholders of United Cities Gas Company ("Company") will be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee, on Friday, May 3, 1996, at
10:30 a.m. local time, for the following purposes:

          1. To elect five directors of the Company;

          2. To consider and act upon a proposed Amendment to the Articles of Incorporation of the Company concerning Directors' Liability;

          3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

          THE CLOSE OF BUSINESS ON MARCH 25, 1996, HAS BEEN FIXED BY THE BOARD OF DIRECTORS AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                     By Order of the Board of Directors,
                                     SHIRLEY M. HAWKINS
                                     Senior Vice President and Secretary

Brentwood, Tennessee
April 1, 1996

                                   IMPORTANT
--------------------------------------------------------------------------------
          EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE PROXY
PROMPTLY. A BUSINESS REPLY ENVELOPE, REQUIRING NO POSTAGE, IS PROVIDED FOR
YOUR USE.

----------------------------------------------------------------------------
  5300 Maryland Way - Brentwood, Tennessee 37027 - Telephone: 615/373-5310

                       [UNITED CITIES GAS COMPANY LOGO]

                                                               April 1, 1996

                              PROXY STATEMENT
----------------------------------------------------------------------------
          Proxies in the form enclosed with this statement are solicited by the Board of Directors of United Cities Gas Company to be voted at the Annual Meeting of Shareholders to be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee, on Friday, May 3, 1996, at 10:30 a.m. local time, for the purposes set forth in the foregoing Notice of Annual Meeting. This proxy statement and proxy card are being mailed on or about April 1, 1996.

                           REVOCABILITY OF PROXY
----------------------------------------------------------------------------
          Each valid proxy which is returned will be voted at the meeting. A proxy may be revoked in writing by the person or persons voting at any time prior to the recording of the official vote. Shareholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy. All proxies will be voted in accordance with the directions marked on the proxies; if no directions are indicated on such proxies, they will be voted for the election of all nominees for directors and the amendment to the Articles of Incorporation.

                             VOTING SECURITIES
----------------------------------------------------------------------------

          As of the close of business on March 25, 1996, the record date fixed by the Board of Directors for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders, there were 12,796,606 shares of Common Stock outstanding.


          Shares of Common Stock held for the accounts of participants in the Company's Dividend Reinvestment and Stock Purchase Plan will be voted by the Plan Administrator in the same manner as the participants vote their shares held of record.

          For employees participating in the Company's 401(k) Plan, which includes a portion of the Company's Common Stock, the proxy card will include the number of shares registered in the participant's name and/or the number of shares allocated to the participant's account under the plan. For those shares held in the plan, the proxy card will serve as a direction to the trustee under the plan as to how the shares are to be voted.

          Shares represented by proxies which are marked "withhold authority" or "abstain" as to any matter will be counted as shares that are present for purposes of determining a quorum, but will have the same effect as a negative vote on such matter. Proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast as to such matter or matters not voted upon.

--------------------------------------------------------------------------------

          Cumulative voting in the election of directors is permitted. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of shares of stock held as of the record date multiplied by the number of directors to be elected; a shareholder may cast all of such votes for a single director or may cast them for any or all of the directors in any manner desired. There are no conditions precedent to the exercise of the right of cumulative voting.

                    PROPOSAL 1 -- ELECTION OF DIRECTORS
----------------------------------------------------------------------------
          The Company's By-laws presently provide for a board of 10 directors serving staggered three-year terms. The board intends to amend the By-laws to include 11 directors concurrent with the Annual Meeting of Shareholders on May 3. It is proposed that the following five persons be nominated for election as directors: Jerry H. Ballengee, Richard W. Cardin, Dale A. Keasling, Vincent J. Lewis and Stirton Oman, Jr. Four of such persons will serve for terms of three years to expire in 1999 or until their successors are elected and qualified and one will serve a two-year term to expire in 1998 or until his successor is elected and qualified.

          It is intended that the proxies received in response to this solicitation will be voted for the election of the five persons so nominated, unless otherwise specified. If for any reason any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the remaining directors of the Company. No circumstances are presently known which would render any nominee herein unavailable.

          The name of each director nominee is disclosed below followed by a listing of directors whose terms expire at a later date. Included herein is the principal occupation of each nominee and director and any other business affiliations for the past five years.
--------------------------------------------------------------------------------
              MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY

        RECOMMEND UNANIMOUSLY A VOTE "FOR" THE NOMINEES SET FORTH BELOW.
--------------------------------------------------------------------------------

NOMINEE FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 1998

DALE A. KEASLING
              ------------------------------------------------------------------
President
Home Federal Bank

Director Since:  1995
Board Committee:  Audit

          Mr. Keasling, 52, is president of Home Federal Bank in Knoxville, Tennessee. He was president of Valley Fidelity Bank and Trust Company in Knoxville from 1980-1992.

--------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR WHOSE TERMS WILL EXPIRE IN 1999

JERRY H. BALLENGEE ---------------------------------------------------------
President and Chief Operating Officer
Union Camp Corporation

Director Since:  1995
Board Committee:  Compensation

          Mr. Ballengee, 58, is president and chief operating officer and a member of the Board of Directors of Union Camp Corporation in Wayne, New Jersey. Mr. Ballengee serves as chairman of the advisory board to the College of Engineering of Clemson University and is a member of the board of directors and second vice president of the North Carolina State University Pulp and Paper Foundation.

RICHARD W. CARDIN---------------------------------------------------------------
Consultant and Private Investor

Director Since:  N/A
Board Committee:  N/A

          Mr. Cardin, 60, has been a consultant and private investor since his retirement in 1995 as a partner of Arthur Andersen LLP, an international firm of independent public accountants and consultants. During the years from 1980-1994, he was office managing partner of the Nashville, Tennessee Office of Arthur Andersen LLP.

VINCENT J. LEWIS
              ------------------------------------------------------------------
Senior Vice President
Legg Mason Wood Walker, Inc.

Director Since:  1986
Board Committee:  Audit (chairman)

          Mr. Lewis, 51, is a senior vice president at Legg Mason Wood Walker, Inc. in Rutherford, New Jersey. He served as a director of Tennessee-Virginia Energy Corporation until its acquisition by United Cities Gas Company in 1986.

STIRTON OMAN, JR.
               -----------------------------------------------------------------
Consultant and Private Investor

Director Since:  1976
Board Committee:  Audit

          Mr. Oman, 63, is a consultant and private investor and previously served as chairman of the board of directors of Oman Construction Company in Nashville, Tennessee.

--------------------------------------------------------------------------------

TERMS EXPIRING IN 1997

THOMAS J. GARLAND --------------------------------------------------------------
Executive in Residence and Distinguished Service Professor of the Civic Arts Tusculum College

Director Since:  1990
Board Committee:  Compensation (chairman)

          Mr. Garland, 61, is an executive in residence and distinguished service professor of the civic arts at Tusculum College in Greeneville, Tennessee and also a consultant. He serves as a member of the board of directors of Peoples Community Bank in Johnson City, Tennessee. He previously served as chancellor of the Tennessee Board of Regents.

GENE C. KOONCE------------------------------------------------------------------
President and Chief Executive Officer

Director Since:  1978
Board Committee:  N/A

          Mr. Koonce, 64, joined the Company in 1978 as president and chief executive officer. He is a professional engineer. Mr. Koonce is a director of First American Corporation in Nashville, Tennessee. He is also a director of the American Gas Association. He has served as chairman of the Southern Gas Association and president of the Tennessee Gas Association.

GEORGE C. WOODRUFF, JR.
                     -----------------------------------------------------------
Chairman
George C. Woodruff Company

Director Since:  1988
Board Committee:  Compensation

          Mr. Woodruff, 67, is chairman of the George C. Woodruff Company, a real estate development and management firm in Columbus, Georgia. Mr. Woodruff is a director of Synovus Financial Corporation, Columbus Bank and Trust Company, and Total System Services, Inc., all in Columbus, Georgia. He is past director of the Georgia Department of Industry, Trade and Tourism in Atlanta, Georgia.

TERMS EXPIRING IN 1998

DWIGHT C. BAUM------------------------------------------------------------------
Chairman of the Board

Retired Senior Vice President
PaineWebber Incorporated

Director Since:  1964
Board Committee:  Audit (ex officio)

          Mr. Baum, 83, was elected chairman of the board in October 1979. He is a retired senior vice president of PaineWebber Incorporated. Mr. Baum is also a director of Dominguez Services Corporation, Measurex Corporation and Westminster Capital Corporation.

--------------------------------------------------------------------------------

DENNIS L. NEWBERRY, II ---------------------------------------------------------
Consultant and Private Investor

Retired President and Chief Executive Officer
Texas Gas Transmission Corporation

Director Since:  1986
Board Committee:  Compensation

          Mr. Newberry, 68, has been a consultant and private investor since his retirement as president and chief executive officer of Texas Gas Transmission Corporation. He is past chairman and a present member of the executive committee of AAA Kentucky. Mr. Newberry serves on the Company's retirement committee.

TIMOTHY W. TRIPLETT
                 ---------------------------------------------------------------
Partner
Blackwell Sanders Matheny Weary & Lombardi, Attorneys

Director Since:  1992
Board Committee:  Audit

          Mr. Triplett, 41, is a partner in the law firm of Blackwell Sanders Matheny Weary & Lombardi in Overland Park, Kansas. He is a past member of the board of trustees of Southwest Baptist University in Bolivar, Missouri.
----------------------------------------

          MR. BAUM, a director, is a retired senior vice president of PaineWebber Incorporated which has performed various investment banking services for the Company in the last fiscal year and is expected to perform similar services in the current year.

          MR. LEWIS, a director, is a senior vice president of Legg Mason Wood Walker, Inc. which has performed investment banking services for the Company in the last fiscal year and is expected to perform similar services in the current year.

          MR. TRIPLETT, a director, is a partner in the law firm of Blackwell Sanders Matheny Weary & Lombardi which represents the Company and its primary liability insurance carrier in general liability lawsuits. The Company incurred expenses of $556,369 payable to Blackwell Sanders Matheny Weary & Lombardi in 1995, a portion of which was reimbursed by insurance. The fees paid to Blackwell Sanders Matheny Weary & Lombardi included amounts paid to other attorneys and outside experts under the firm's management.

--------------------------------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------
          On March 25, 1996, the Company did not have any beneficial owners of 5% or more of the Company's Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------
          The following table sets forth certain information concerning the ownership of Common Stock as of March 25, 1996, (i) by each member of the Board of Directors and each nominee for the Board of Directors, (ii) each executive officer named in the Summary Compensation Table herein, and (iii) all directors and executive officers as a group.


                             NUMBER                                                           NUMBER
                           OF SHARES                                                        OF SHARES
                          BENEFICIALLY      PERCENT OF                                     BENEFICIALLY      PERCENT OF
                            OWNED(1)         CLASS(2)                                        OWNED(1)         CLASS(2)
-------------------------------------------------------------------------------------------------------
Jerry H. Ballengee               500                       Dennis L. Newberry, II               4,380
Dwight C. Baum               223,791            1.7%       Stirton Oman, Jr.                    1,713
Thomas R. Blose, Jr.          12,266(3)                    Glenn B. Rogers                     27,876(3)
Richard W. Cardin                500                       Timothy W. Triplett                  3,094
James B. Ford                  7,741(3)                    George C. Woodruff, Jr.              1,691
Thomas J. Garland              1,958                       All directors and executive
Shirley M. Hawkins             8,673(3)                    officers as a group
Dale A. Keasling                 100                       (15 persons)                       332,408(3)         2.6%
Gene C. Koonce                29,722(3)
Vincent J. Lewis               8,149


     (1) Beneficial holdings shown herein include shares held by spouses and minor children; the directors and officers neither affirm nor deny that such shares are in fact beneficially owned by them.
     (2) Unless otherwise noted, less than 1% per individual.
     (3) Includes shares that may be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 1996, as follows: 8,600 shares for Mr. Blose, 2,600 shares for Mr. Ford, 2,600 shares for Ms. Hawkins, 12,000 shares for Mr. Koonce and 14,600 shares for Mr. Rogers, and 40,400 shares for all directors and executive officers as a group.

--------------------------------------------------------------------------------

                  MEETINGS AND FEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
          During 1995 the Company's Board of Directors held four meetings and each incumbent director attended more than 75% of the aggregate board and committee meetings of the Committee on which he served.

          Non-officer directors of the Company receive an annual retainer fee of $18,000. In addition, these directors are paid $750 for each meeting of the Board of Directors and $500 for each committee meeting attended. Mr. Baum, as Chairman of the Board of Directors, receives an additional annual retainer fee of $8,000. Mr. Garland and Mr. Lewis, as Chairman of the Compensation and Audit Committees, respectively, receive an additional annual retainer fee of $3,000 each.

          In February 1992, a deferred compensation plan for members of the Company's Board of Directors was established. Under the plan, eligible participants may defer, until after termination of services as a director, any or all compensation for service on the Board. Interest will accrue on any deferred compensation balance. As of December 31, 1995, there was one participant in the plan deferring 65% of his total director compensation.

          In April 1995, shareholders of the Company approved a Non-Employee Director Stock Plan. Under the plan, eligible participants may elect to receive shares of Company Common Stock in lieu of receiving some or all of their annual cash retainer compensation. As of December 31, 1995, there were two participants in the plan each contributing 25 percent of his annual cash retainer compensation.

                      COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
          The Company has an Audit Committee comprised of the following directors: Mr. Baum, Mr. Keasling, Mr. Lewis (chairman), Mr. Oman, and Mr. Triplett. The Audit Committee has responsibility for recommending to the Board of Directors the annual selection of independent public accountants, reviewing the scope of their audits, taking action as required with respect to audit reports submitted and reporting to the full Board of Directors.
Three meetings were held during 1995.

          The Company has a Compensation Committee comprised of the following directors: Mr. Ballengee, Mr. Garland (chairman), Mr. Newberry, and Mr. Woodruff. The Compensation Committee has responsibility for recommending officer pay levels to the Board of Directors for approval. Five meetings were held in 1995.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
     The following table contains information with respect to compensation awarded, earned or paid during the years 1993-1995 to (i) the chief executive officer, and (ii) the other four most highly compensated officers of the Company in 1995, whose total remuneration paid in 1995 exceeded
$100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                   ANNUAL COMPENSATION               ------------
                                         ----------------------------------------     SECURITIES
                                                                     OTHER ANNUAL     UNDERLYING      ALL OTHER
                                                                     COMPENSATION      OPTIONS       COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)    BONUS ($)        ($)(1)          (#)(2)          ($)(3)
-----------------------------------------------------------------------------------------------------------------
Gene C. Koonce                    1995    $303,077      $     --         $125          6,000            $1,152
  President & Chief               1994     281,000        43,560           --          9,000             1,152
  Executive Officer               1993     260,846        76,860           --             --             1,152
James B. Ford                     1995     158,538            --           --          3,000               933
  Senior Vice President           1994     148,192        25,028           --          5,000               812
  & Treasurer                     1993     138,625        41,672           --             --               760
Thomas R. Blose, Jr.              1995     156,539            --           --          3,000               922
  Senior Vice President --        1994     145,846        24,495           --          5,000               795
  Operations & Engineering        1993     135,573        40,672           --             --               742
Glenn B. Rogers                   1995     123,923            --            3          3,000               726
  Senior Vice President --        1994     117,836        18,769           --          5,000               489
  Gas Supply & Marketing          1993     111,721        32,025           --             --               605
Shirley M. Hawkins                1995      98,338            --           --          3,000               576
  Senior Vice President           1994      91,669        14,025           --          5,000               657
  & Secretary                     1993      82,042        21,485           --             --               426

(1) The Other Annual Compensation amounts for Mr. Koonce and Mr. Rogers for fiscal 1995 represent the above-market interest rate on their respective deferred compensation that exceeds 120% of the applicable federal long-term rate. See "Deferred Compensation Plan" hereafter for a discussion of the Deferred Compensation Plan.
(2) All of the options issued during 1995 were nonqualified stock options.
(3) Dollar value of term life insurance premiums paid by the Company.

--------------------------------------------------------------------------------

                              LONG-TERM STOCK PLAN
--------------------------------------------------------------------------------
          Under the Long-Term Stock Plan implemented in 1989, the
Compensation Committee may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or any combination thereof to officers and key employees of the Company and its subsidiaries selected by, and on the terms established by, the Compensation Committee at the time of grant. The Long-Term Stock Plan, which was approved by the shareholders of the Company, will be in effect for ten years.

          The Long-Term Stock Plan has a Stock Appreciation Right ("SAR") feature which provides optionees the right to receive appreciation in the shares of Common Stock subject to such option in Common Stock or cash, or a combination thereof, equal in value to the difference between the fair market value of such shares on the date of exercise and the option exercise price. In addition, the Long-Term Stock Plan provides for payment to the Company of the exercise price of the options in either cash, Common Stock held by an optionee at the time of exercise, or a combination thereof.

                STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below provides information concerning stock option grants to each executive officer named in the Summary Compensation Table herein who were granted stock options during the 1995 Fiscal Year.

                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                                                             VALUE AT ASSUMED
                                    INDIVIDUAL GRANTS                                         ANNUAL RATES OF
-----------------------------------------------------------------------------------------       STOCK PRICE
                                              % OF TOTAL OPTIONS                             APPRECIATION FOR
                                                  GRANTED TO       EXERCISE                     OPTION TERM
                                    OPTIONS       EMPLOYEES          PRICE     EXPIRATION   -------------------
               NAME                 GRANTED     IN FISCAL YEAR     ($/SHARE)    DATE(1)       5%         10%
---------------------------------------------------------------------------------------------------------------
Gene C. Koonce                       6,000           15.38%         $ 15.75      04/28/05   $59,431    $150,609
James B. Ford                        3,000            7.69%         $ 15.75      04/28/05    29,715      75,304
Thomas R. Blose, Jr.                 3,000            7.69%         $ 15.75      04/28/05    29,715      75,304
Glenn B. Rogers                      3,000            7.69%         $ 15.75      04/28/05    29,715      75,304
Shirley M. Hawkins                   3,000            7.69%         $ 15.75      04/28/05    29,715      75,304

(1) These options vest at a rate of 20% per year.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES

          The following table provides information as of December 31, 1995 with respect to the exercised and unexercised options to purchase the Company's Common Stock granted under the Long-Term Stock Plan of 1989.

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                          OPTIONS/SARS AT                OPTIONS/SARS AT
                         SHARES                       FISCAL YEAR-END (#)(2)         FISCAL YEAR-END ($)(3)
                      ACQUIRED ON     VALUE (1)     ---------------------------   -----------------------------
        NAME          EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
Gene C. Koonce           --              --         7,800/2,100     14,400/420    $34,500/10,343  $45,300/2,625
James B. Ford             2,000           6,875         1,000/0      8,000/350     2,750/26,250         0/2,188
Thomas R. Blose, Jr.     --              --         6,000/1,750      8,000/350     27,375/8,619    26,250/2,188
Glenn B. Rogers          --              --         12,200/3,920     7,800/280    56,750/18,900    25,000/1,750
Shirley M. Hawkins       --              --             1,000/0        7,000/0          2,750/0        20,000/0

(1) Market value of underlying shares at time of exercise minus the exercise price.
(2) Stock options granted under the Long-Term Stock Plan vest at a rate of 20% per year.
(3) Market value of underlying securities at fiscal year-end (December 31, 1995) of $18.75 per share minus the exercise price.

--------------------------------------------------------------------------------

                           QUALIFIED RETIREMENT PLAN
--------------------------------------------------------------------------------
          The following table shows the estimated annual benefits (based on a 10 Years Certain and Life Annuity payable at age 65) payable to employees and officers upon retirement under the Company's Qualified Retirement Plan.

          Considered compensation equals salary and bonus. The calculation of retirement benefits under the plan is based upon average earnings for the highest five consecutive years of the ten years preceding retirement. The benefits shown are not subject to offset for Social Security or other benefits.

          The current compensation and the years of credited service that would be used in calculating benefits under the Qualified Retirement Plan for the executives named in the Summary Compensation Table are as follows: Koonce, $347,637, 18 years of service; Ford, $184,566, 30 years of service; Blose, $182,034, 35 years of service; Rogers, $143,692, 33 years of service; and Hawkins, $113,363, 33 years of service.

                                            BASED ON THE FOLLOWING YEARS OF SERVICE:
                            -------------------------------------------------------------------
          FINAL AVERAGE          15          20          25          30          35          40
    ANNUAL COMPENSATION
-----------------------------------------------------------------------------------------------
       $  30,000            $ 7,200     $ 9,600     $12,000     $13,725     $15,450     $17,175
          40,000              9,600      12,800      16,000      18,300      20,600      22,900
          50,000             12,000      16,000      20,000      22,875      25,750      28,625
          75,000             18,000      24,000      30,000      34,313      38,625      42,938
         100,000             24,000      32,000      40,000      45,750      51,500      57,250
         125,000             30,000      40,000      50,000      57,188      64,375      71,563
         150,000             36,000      48,000      60,000      68,625      77,250      85,875
         175,000             36,000*     48,000*     60,000*     68,625*     77,250*     85,875*

* Compensation limited to $150,000 under Internal Revenue Code Section
401(a)(17).

--------------------------------------------------------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
--------------------------------------------------------------------------------

          The following table shows the estimated total annual regular benefit that a participant in the Company's non-qualified Supplemental Executive Retirement Plan (SERP) would be entitled to receive at age 65 or upon determination of total and permanent disability as defined in the Plan, given the years of service and the compensation levels indicated. The plan provides for payment of supplemental retirement benefits equal to 70% of the officer's basic rate of annual compensation at the time he retires, reduced by the sum of (i) benefits receivable under the Company's Qualified Retirement Plan and (ii) the annual Primary Insurance Amount payable as the result of participation in the Social Security Program. Estimated Social Security benefits were determined for an individual born in 1931 and using the law effective January 1, 1996. Actual benefits will vary depending on an officer's year of birth and pay history.

          All officers named in the Summary Compensation Table are eligible to participate in the SERP. Estimated credited service at Normal Retirement Date (age 65) for Koonce, Ford, Blose, Rogers, and Hawkins, is 18, 30, 35, 33 and 33 years, respectively.

                                         BASED ON THE FOLLOWING YEARS OF SERVICE:
     BASIC RATE OF          -------------------------------------------------------------------
  ANNUAL COMPENSATION         15          20          25          30          35          40
-----------------------------------------------------------------------------------------------
       $  30,000            $ 1,512     $     0*    $     0*    $     0*    $     0*    $     0*
          40,000              4,696       1,496           0*          0*          0*          0*
          50,000              8,576       4,576         576           0*          0*          0*
          75,000             19,524      13,524       7,524       3,212           0*          0*
         100,000             31,024      23,024      15,024       9,274       3,524           0*
         125,000             42,524      32,524      22,524      15,337       8,149         962
         150,000             54,024      42,024      30,024      21,399      12,774       4,149
         175,000             71,524      59,524      47,524      38,899      30,274      21,649
         200,000             89,024      77,024      65,024      56,399      47,774      39,149
         225,000            106,524      94,524      82,524      73,899      65,274      56,649
         250,000            124,024     112,024     100,024      91,399      82,774      74,149
         275,000            141,524     129,524     117,524     108,899     100,274      91,649
         300,000            159,024     147,024     135,024     126,399     117,774     109,149

* The benefit determined under the Qualified Retirement Plan is in excess of the benefit determined under the SERP. Therefore, no supplemental benefits are payable.

--------------------------------------------------------------------------------

                           DEFERRED COMPENSATION PLAN
--------------------------------------------------------------------------------

          The Company sponsors a Deferred Compensation Plan for certain members of key management. Eligible participants are selected by the President and Chief Executive Officer of the Company. The Deferred Compensation Plan provides for the deferred payout of a portion of a participant's salary and incentive compensation, as elected periodically by the participant. The amounts deferred are credited to an account evidencing the Company's obligation and credited with above-market interest rates. During fiscal 1995, Messrs. Koonce and Rogers elected to defer a portion of their compensation, as provided by the Deferred Compensation Plan. All amounts deferred for Messrs. Koonce and Rogers for fiscal 1995 have been reflected in the Summary Compensation Table.

              COMPLIANCE WITH OWNERSHIP REPORTING REQUIREMENTS
----------------------------------------------------------------------------

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and officers in 1995. Under the Section 16(a) rules, directors and officers are required to file a Form 4 on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred. Based solely on a review of the copies of such forms, the Company believes that during the 1995 fiscal year, its directors and officers complied with all applicable Section 16(a) filing requirements.

--------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
          The Compensation Committee of the Company, made up of five independent members of the Board of Directors, determines the compensation level of the chief executive and other officers of the Company. To assist the Committee in its review and evaluations, independent compensation consultants are retained periodically to confirm the competitiveness of the Company's compensation policies and practices. The elements of compensation and factors and subjective criteria used in the determination of the compensation of executive officers include the following:

      ELEMENTS OF
     COMPENSATION                                     FACTORS AND CRITERIA
-----------------------------------------------------------------------------------------
      Base Salary                 -     Level of responsibility and experience
                                  -     Market comparisons of the base salaries for
                                        similar positions at other similar industry
                                        companies
                                  -     Corporate performance as measured by shareholder
                                        return on equity and earnings
                                  -     Individual performance, including quality and
                                        implementation of the strategic plan,
                                        organizational and management development,
                                        industry and civic involvement
     Annual Bonus                 -     Goals (equal to 10% - 37.5% of base salary) are
                                        established with respect to return on equity,
                                        cost containment and customer growth
                                  -     No awards are payable unless the Company's return
                                        on equity equals or exceeds the established
                                        threshold for the year
                                  -     Percentage goals are based on market comparisons
                                        of bonuses for similar positions at other
                                        companies
                                  -     Corporate performance as measured by shareholder
                                        return on equity and cost containment
                                  -     Individual performance, separate from overall
                                        Company performance, can affect bonus target
                                        amount either positively or negatively
     Stock Options                -     Market comparisons of the stock options for
                                        certain officers are based on goals attained and
                                        similar positions in other companies

                                CEO COMPENSATION

          On recommendation of the Compensation Committee and approval of the Board of Directors, Mr. Koonce's base salary was set at a level of $310,000 at the April 1995 meeting of the Board of Directors in recognition of his efforts in cost containment, increases in shareholder value, continued acquisition program, improvement in the equity base of the Company and other subjective factors. The Compensation Committee held five meetings during 1995, and no recommendations of the Compensation Committee were rejected by the Board of Directors.

     Submitted by the Compensation Committee of the Board of Directors of the Company.

                         Thomas J. Garland -- Chairman
   Dennis L. Newberry, II     George C. Woodruff, Jr.     Jerry H. Ballengee

--------------------------------------------------------------------------------

                              COMPANY PERFORMANCE
--------------------------------------------------------------------------------
          The following graph compares the Company's performance, as measured by the change in price of its Common Stock plus reinvested dividends, with the Standard & Poor's ("S&P") 500 Stock Index and the
American Gas Association's Distribution Company Index for the five years ended December 31, 1995.

                                                              Amer. Gas
                                  United       Standard &       Assn's
     Measurement Period         Cities Gas     Poor's 500    Distribution
   (Fiscal Year Covered)         Company      Stock Index     Co. Index
1990                                    100            100            100
1991                                    129            130            121
1992                                    139            140            145
1993                                    165            154            168
1994                                    149            156            164
1995                                    190            215            217

     The companies in the American Gas Association's Distribution Company Index noted above are as follows: Atlanta Gas Light Company, Atmos Energy Corporation, Bay State Gas Company, Berkshire Gas, Brooklyn Union Gas Company, Colonial Gas Company, Connecticut Energy Corporation, Connecticut Natural Gas, Delta Natural Gas Company, Inc., EnergyNorth, Inc., EnergyWest, Essex County Gas Company, Fall River, Indiana Energy, Inc., Laclede Gas Company, MCN Corporation, Mobile Gas Service Corporation, New Jersey Resources Corporation, NICOR, North Carolina Natural Gas, Northwest Natural Gas Company, NUI Corporation, Pacific Enterprises, Peoples Energy Corporation, Piedmont Natural Gas Company, Providence Energy Corporation, Public Service Company of North Carolina, Southern Union Company, United Cities Gas Company, Washington Gas Light Company, and Yankee Energy System, Inc.

--------------------------------------------------------------------------------

          PROPOSAL 2 -- AMENDMENT TO THE ARTICLES OF INCORPORATION
                      CONCERNING DIRECTORS' LIABILITY
----------------------------------------------------------------------------

          The Board of Directors has determined that there be submitted to the shareholders a proposal to amend the Articles of Incorporation of the Company by adding a new Article Ten. This Article would limit the personal liability of the directors to the Company or its shareholders for monetary damages arising from a breach of fiduciary duty as a director. The proposed Article Ten is authorized by a change in the Illinois Business Corporation Act of 1983 that became effective January 1, 1994 and a change in the Virginia Stock Corporation Act that became effective July 1, 1987.

BACKGROUND

          The Company is incorporated under the laws of both the State of Illinois and the Commonwealth of Virginia. It is therefore subject to the corporate laws of each jurisdiction.

          Until recently, Illinois did not specifically permit Articles of Incorporation to protect directors who acted in good faith, but who were nevertheless threatened with substantial liability by virtue of negligence claims. Effective January 1, 1994, an Illinois corporation may provide its directors with liability protection similar to that which may be provided by corporations incorporated in the majority of other states. Virginia had earlier amended the Virginia Stock Corporation Act to provide a limit on the amount of monetary damages which may be assessed against a director of a Virginia corporation and permit such statutory limitation on liability to be reduced and even eliminated by action of the corporation's shareholders.

TEXT OF PROPOSED AMENDMENT

          The text of Article Ten proposed to be added to the Company's Articles of Incorporation is as follows:

     "The directors of the corporation shall not be liable to the corporation or to the shareholders of the corporation for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article Ten shall be construed to eliminate the liability of a director to the extent that such elimination or limitation of liability is prohibited under applicable corporate law."

REASONS FOR THE PROPOSED AMENDMENT

          Directors of both Illinois and Virginia corporations are required, under relevant state law, to perform their duties in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. A director may rely upon information, opinions, and reports prepared by certain officers and other employees, professional advisors, or committees of the Board of Directors. Decisions made on the basis of this information generally are protected by the "business judgment rule" and should not be questioned by a court in the event of a lawsuit challenging the decisions. However, the expense of defending such lawsuits and the uncertainties of applying the business judgment rule to particular facts and circumstances mean, as a practical matter, that directors are not relieved of the threat of monetary damage awards.

          Although no director of the Company has indicated an intent to resign from the Board of Directors because of the threat of monetary damage awards, the Board of Directors believes that adoption of the proposed amendment would enhance the Company's ability to attract and retain

--------------------------------------------------------------------------------
competent, qualified, and talented persons to serve as directors. In this connection, the Board of Directors believes that absence of the liability protection could place the Company at a disadvantage in attracting such persons to serve as directors, in that many other companies provide the liability protection.

EFFECT OF THE PROPOSED AMENDMENT

          The proposed amendment does not reduce the fiduciary duty of a director; it eliminates monetary damage awards to the Company and its shareholders arising from certain breaches of that duty. It does not affect the availability of equitable remedies, such as the right to enjoin or rescind a transaction based upon a director's breach of fiduciary duty. It also does not affect a director's liability for acts taken or omitted prior to the amendment becoming effective (after shareholder approval and upon filing with the Illinois Secretary of State and the Virginia State Corporation Commission). The liability protection afforded by the amendment would affect only actions brought by the Company or its shareholders, and would not preclude or limit recovery of damages by third parties.

          The proposed amendment protects the Company's directors against personal liability to the Company or its shareholders for any breach of fiduciary duty as a director. The proposed amendment, however, does not eliminate director liability based on (i) a breach of the duty of loyalty to the Company, (ii) acts or omissions in bad faith or involving intentional misconduct or a knowing violation of the law, (iii) acts violating the prohibitions contained in Section 8.65 of the Illinois Business Corporation Act, which Section generally pertains to certain improper distributions of assets, or (iv) an improper personal benefit to a director to which he or she was not legally entitled. No claim of the type that would be affected by the amendment is presently pending or, to the knowledge of management of the Company, threatened.

          If the Illinois Business Corporation Act or the Virginia Stock Corporation Act are hereafter amended to permit further elimination or limitation of the personal liability of directors for any breach of duty as a director, the amendment would eliminate or limit the personal liability of the directors to the fullest extent permitted by both the Illinois Business Corporation Act and the Virginia State Corporation Act as so amended. This would be the case without any further amendment to the Articles of Incorporation or any further action by the shareholders.

          The Board of Directors recognizes that present and future directors may benefit from the adoption of the proposed amendment. The Board of Directors believes, however, that the high level of performance exercised by directors stems from their desire to act in the best interests of the Company, and not from a fear of litigants seeking monetary damages. In the Board of Directors' view, therefore, the level of care exercised by directors would not be lessened.

          Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of Company Common Stock.

--------------------------------------------------------------------------------
              MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY

                RECOMMEND UNANIMOUSLY A VOTE "FOR" THE AMENDMENT
                  TO THE ARTICLES OF INCORPORATION TO INCLUDE
                  ARTICLE TEN CONCERNING DIRECTORS' LIABILITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
          The annual appointment of independent accountants is approved by the Board of Directors, upon recommendation of the Audit Committee. Arthur Andersen LLP, independent public accountants, have been auditors of the accounts of the Company since January 1, 1965.

          A representative of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions as needed.

                             SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------
          In order for any proposals by shareholders to be included in the 1997 proxy materials for the 1997 Annual Meeting, all such proposals intended for presentation at the 1997 Annual Meeting should be mailed to United Cities Gas Company, Shirley M. Hawkins, Senior Vice President and Secretary, 5300 Maryland Way, Brentwood, Tennessee 37027, and must be received no later than December 6, 1996.

                                    GENERAL
--------------------------------------------------------------------------------
          Management knows of no other matters to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote thereon according to their best judgment. No financial statements are included herein because they are not deemed material to the exercise of prudent judgment with respect to any matter being acted upon at the Annual Meeting.

          The 1995 Annual Report to Shareholders of the Company, including financial statements, is enclosed.

                            EXPENSES OF SOLICITATION
--------------------------------------------------------------------------------
          The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances and without additional remuneration, be made personally, or by telephone, or mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's stock.

                                       By Order of the Board of Directors,
                                       SHIRLEY M. HAWKINS
                                       Senior Vice President and Secretary

Brentwood, Tennessee
April 1, 1996

--------------------------------------------------------------------------------

                                                                      APPENDIX A


PROXY                       UNITED CITIES GAS COMPANY                      PROXY

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of United Cities Gas Company hereby appoints Gene C. Koonce, James B. Ford and Shirley M. Hawkins as proxies, each with the power to appoint a substitute, and hereby authorizes them either individually or together to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of United Cities Gas Company and at all adjournments thereof, to be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee on Friday, May 3, 1996, at the hour of 10:30 a.m. (CDT), in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                  (Continued and to be signed on reverse side)

                PLEASE MARK VOTE IN SQUARE USING DARK INK ONLY.

1. Election of Directors

 Nominees:  Jerry H. Ballengee, Richard W. Cardin, Dale A. Keasling, Vincent J.
                            Lewis, Stirton Oman, Jr.

    / /  FOR            / /  WITHHOLD            / /  FOR ALL (Except Nominee(s)
                                                              written below)

--------------------------------------------------------------------------------

2. Proposed Amendment to the Articles of Incorporation

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, on such other matters as may properly come before the meeting.

                                    PLEASE VOTE, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

                                    Dated:                                , 1996
                                           --------------------------------

                                    Signature(s)
                                                 -------------------------------

                                    --------------------------------------------
                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. Where
                                    applicable, indicate official position or representative capacity.